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                                                                   Exhibit 23.3

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report on the consolidated financial statements of Fintube Limited Partnership, dated January 27, 1999 included in Lone Star Technologies, Inc. Form 8-K(A) dated January 3, 2000 and to all references to our Firm included in this registration statement.

/s/ Arthur Andersen LLP

Tulsa, Oklahoma,
February 4, 2000